Exhibit 99.1

HEICO Corporation Closes $1.2 Billion Senior Notes Offering

MIAMI, FL and HOLLYWOOD, FL / ACCESS Newswire / July 16, 2026 / HEICO Corporation (NYSE:HEI.A, HEI) today announced that it closed an offering of $550 million in aggregate principal amount of 4.950% Senior Notes due 2031 (the "2031 Notes") and $650 million in aggregate principal amount of 5.400% Senior Notes due 2036 (the "2036 Notes", and together with the 2031 Notes, the "Notes").

HEICO will use the net proceeds from the sale of the Notes to pay down outstanding borrowings under its $2.2 billion revolving credit agreement, leaving the Company with substantial ability and flexibility to fund future potential acquisitions.

Eric A. Mendelson and Victor H. Mendelson, HEICO's Co-Chairmen and Co-Chief Executive Officers, stated, "HEICO's strong operating performance and solid balance sheet earned investment grade ratings on our existing notes issued in 2023 and the Notes issued today. Building on our inaugural issuance in 2023, this second offering gives us an efficient way to fund ongoing acquisition activity."

Carlos L. Macau Jr., HEICO's Chief Financial Officer and Executive Vice President, added, "This offering expands HEICO's capital sources and gives HEICO greater flexibility to pursue continued growth. Further, our well-staggered borrowing maturity schedule provides excellent planning and financial safety for the Company."

Truist Securities, BofA Securities, PNC Capital Markets LLC, Wells Fargo Securities, Credit Agricole CIB and TD Securities served as joint book-running managers for the offering, with Co-Managers including Huntington Securities, J.P. Morgan, M&T Securities and RBC Capital Markets. Akerman LLP served as legal counsel to HEICO. King & Spalding LLP served as legal counsel to the joint book-running managers.

About HEICO

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase in our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cybersecurity events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Contact:

Victor H. Mendelson (305) 374-1745

Carlos L. Macau, Jr. (954) 744-7570

SOURCE: HEICO Corporation